Exhibit 99.1

 Heska Reports 10% Revenue Growth, $0.09 Per Share

for the First Quarter of 2015

Core Companion Animal Health Revenue Increases approximately 13% from Prior-Year Period;

Heska Ships New Element HT5™ Instrument, Expanding Instrument Portfolio

LOVELAND, CO, May 7, 2015 -- Heska Corporation (NASDAQ: HSKA - News; "Heska" or the "Company"), a provider of advanced veterinary diagnostic and other specialty veterinary products, today reported financial results for its first quarter ended March 31, 2015.

First Quarter 2015 Highlights:

•	Consolidated revenue for the first quarter of 2015 was up 10% to $22.9 million from $20.8 million in the first quarter of 2014.
•	Gross profit for the first quarter of 2015 was up 22% to $10.1 million from $8.3 million in the first quarter of 2014.
•	Gross margin was 44% compared to gross margin of 40% in the first quarter of 2014.
•	Net income attributable to Heska Corporation of $598 thousand, or 9 cents per diluted share, was up 211% compared to $192 thousand or 3 cents per diluted share in the first quarter of 2014.
•	Heska completed the quarter with $5.7 million in cash, $1.8 million in short-term debt and $19.2 million in working capital.

Kevin Wilson, Heska's Chief Executive Officer and President, commented that, “Heska continued its strong momentum in the quarter by expanding margins, selling more, and spending less per revenue dollar doing it. Heska had success in key broad initiatives and in the details during the quarter. The feedback from customers of our newly launched Element HT5 five-part hematology analyzer was excellent. Our close relationship with Henry Schein Animal Health is going very well and gaining momentum. During the period, we grew our net customer base in all key segments, including the highly competitive blood analyzer space, where roughly eight in ten new analyzer customers upgraded to Heska from a competitor. We are executing well, our pipeline is at record levels, and we are working hard on new initiatives.”

Financial Results

First quarter 2015 revenue was $22.9 million, up 10% as compared to the first quarter of 2014. In the first quarter of 2015, Core Companion Animal Health revenue increased approximately 13% to $19.6 million from $17.4 million in the prior year period. Other Vaccines, Pharmaceuticals and Products revenue decreased approximately 3% to $3.3 million from $3.4 million in the first quarter last year. Gross profit was $10.1 million, or a 44.0% gross margin, in the first quarter of 2015 compared with gross profit of $8.3 million, or 39.8% gross margin, in the first quarter of 2014. Total operating expenses were $9.1 million, or 39.6% of sales, in the first quarter of 2015 compared with total operating expenses of $8.4 million, or 40.3% of sales, in the prior year period. The Company reported operating income of $1.0 million in the first quarter of 2015, compared to operating loss of $101 thousand in the first quarter of 2014. Income before income taxes was $884 thousand in the first quarter of 2015, compared to a loss before taxes of $117 thousand in the prior year period. In the first quarter of 2015, net income attributable to Heska Corporation was $598 thousand, or $0.09 per diluted share, compared to net income attributable to Heska Corporation of $192 thousand, or $0.03 per diluted share, in the first quarter of 2014.

Balance Sheet

As of March 31, 2015, Heska had $5.7 million in cash and working capital of $19.2 million. Stockholders' equity increased to $54.3 million compared to $53.1 million as of December 31, 2014.

Investor Conference Call

Management will conduct a conference call on Thursday May 7, 2015 at 9 a.m. MDT (11 a.m. EDT) to discuss the first quarter 2015 financial results. To participate, dial (888) 455-2260 (domestic) or (719) 325-2484 (international); the conference call access number is 7316333. The conference call will also be broadcast live over the Internet at http://www.heska.com. To listen, simply log on to the web at this address at least ten minutes prior to the start of the call to register, download and install any necessary audio software. Telephone replays of the conference call will be available for playback on Heska's home page at www.heska.com until May 21, 2015. The telephone replay may be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The replay access number is 7316333.

About Heska

Heska Corporation (NASDAQ: HSKA - News) sells advanced veterinary diagnostic and other specialty veterinary products. Heska's state-of-the-art offerings to its customers include blood testing instruments and supplies, digital imaging products, software and services, and single use products and services such as in-clinic heartworm diagnostic tests, heartworm preventive products, allergy immunotherapy products and allergy testing. The Company's core focus is on the canine and feline markets where it strives to provide high value products and unparalleled customer support to veterinarians. For further information on Heska and its products, visit the company's website at www.heska.com.

Forward-Looking Statements

This announcement contains forward-looking statements regarding Heska's future financial and operating results. These statements are based on current expectations and are subject to a number of risks and uncertainties. Investors should note that there is an inherent risk in using past results, including trends, to predict future outcomes, including using customer trends to predict future success with new customers. In addition, factors that could affect the business and financial results of Heska generally include the following: uncertainties related to the ultimate commercial success of any product, including a product where the initial customer experience is positive; uncertainties related to Heska's ability to compete successfully as compared to Heska's competitors for the time, energy and focus of a given distributor's employees; uncertainties related to current commercial plans and strategies; risks related to Heska’s reliance on third-party suppliers, which is substantial; competition; uncertainties related to Heska’s reliance on key personnel; uncertainties related to Heska’s ability to maintain customer relationships; risks related to relying on past sales success of a distributor as an indicator of future success; uncertainties related to the market's perception of the quality of Heska products, including products Heska may introduce in the future; and the risks set forth in Heska's filings and future filings with the Securities and Exchange Commission, including those set forth in Heska's Annual Report on Form 10-K for the year ended December 31, 2014.

Financial Table Follows:

Consolidated Statements of Operations

In Thousands, Except per Share Amounts

(unaudited)

	Three Months Ended March 31,
	2014	2015
Revenue:
Core companion animal health	$17,366	$19,572
Other vaccines, pharmaceuticals and products	3,427	3,322
Total revenue, net	20,793	22,894

Cost of revenue	12,514	12,810

Gross profit	8,279	10,084

Operating expenses:
Selling and marketing	4,945	5,460
Research and development	388	419
General and administrative	3,047	3,184
Total operating expenses	8,380	9,063
Operating income (loss)	(101)	1,021
Interest and other expense, net	16	137
Income (loss) before income taxes	(117)	884
Income tax expense:
Current tax expense	21	44
Deferred tax expense	135	257
Total income tax expense	156	301
Net income (loss)	$(273)	$583
Net income (loss) attributable to non-controlling interest	(465)	(15)
Net income attributable to Heska Corporation	192	598

Basic net income per share attributable to Heska Corporation	$0.03	$0.10
Diluted net income per share attributable to Heska Corporation	$0.03	$0.09

Weighted average outstanding shares used to compute basic net income per share attributable to Heska Corporation	5,870	6,181
Weighted average outstanding shares used to compute diluted net income per share attributable to Heska Corporation	5,985	6,869

Balance Sheet Data

In Thousands (unaudited)

	December 31, 2014	March 31, 2015
Cash and cash equivalents	$5,855	$5,728
Total current assets	34,400	37,124
Note receivable – related party	1,466	1,481
Total assets	96,844	100,352
Line of credit	48	1,681
Other short-term borrowings, including current portion of long-term note payable	141	159
Total current liabilities	15,052	17,884
Long-term note payable, net of current portion	227	175
Non-controlling interest	15,679	15,825
Stockholders' equity	53,132	54,277

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